UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Preliminary proxy statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive proxy statement
☒	Definitive additional materials
☐	Soliciting material under Rule 14a-12

QEP RESOURCES, INC.

(Name of Registrant as Specified In Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 12, 2020

The following additional information relates to the 2020 proxy statement (the Proxy Statement) of QEP Resources, Inc. (the Company), dated April 2, 2020, furnished to the Company’s shareholders in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Tuesday, May 12, 2020 (the Annual Meeting). The purpose of these supplemental proxy materials is to announce a change in the location of the Annual Meeting to a virtual meeting format only, via live audio webcast.

These supplemental proxy materials are being filed with the Securities and Exchange Commission on April 16, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.
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QEP Resources, Inc.
1050 17th Street, Suite 800
Denver, Colorado 80265

NOTICE OF CHANGE OF LOCATION OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 12, 2020

To the Shareholders of QEP Resources, Inc.:

Due to the ongoing public-health crisis caused by the coronavirus (COVID-19) pandemic, related governmental actions and the importance of safeguarding the health and well-being of all of our stakeholders, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Shareholders (the Annual Meeting) of QEP Resources, Inc. (the Company), has been changed to a virtual meeting format only, via live audio webcast.

As previously announced, the Annual Meeting will be held on Tuesday, May 12, 2020, at 8:00 a.m. (Mountain Daylight Time). In light of public health concerns, the Annual Meeting will be held in a virtual meeting format only at www.virtualshareholdermeeting.com/QEP2020, via live audio webcast. You will not be able to attend the Annual Meeting physically in person. The live audio webcast of the Annual Meeting will begin promptly at 8:00 a.m. (Mountain Daylight Time). Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting. We encourage you to access the meeting in advance of the designated start time.

To Vote Your Shares in Advance of the Annual Meeting.

We urge you to vote and submit your proxy in advance of the Annual Meeting using one of the methods described in the proxy materials whether or not you plan to attend the Annual Meeting. You may vote your shares at www.proxyvote.com in advance of the Annual Meeting. This process has not changed from prior years. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

To Attend, Vote and Participate During the Virtual Annual Meeting

As described in the proxy materials for the Annual Meeting, you are entitled to participate in the virtual Annual Meeting only if you were a Company shareholder at the close of business on March 19, 2020. To attend and participate in the virtual Annual Meeting, shareholders of record will need to visit www.virtualshareholdermeeting.com/QEP2020 and use their 16-digit Control Number provided in the Notice to log into this website. Beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank or other nominee that holds their shares. Only one stockholder per 16-digit Control Number can access the Annual Meeting. Those without a control number may attend as guests of the Annual Meeting, but are not entitled to participate. Further instructions on how to attend, participate in and vote at the virtual Annual

Meeting, including how to demonstrate your ownership of stock as of the record date, are available at www.virtualshareholdermeeting.com/QEP2020.

By Order of the
Board of Directors

Christopher K. Woosley Executive Vice President, General Counsel and Corporate Secretary
Denver, Colorado
April 16, 2020

Access to the Virtual Annual Meeting on May 12, 2020, at 8:00 a.m. (Mountain Daylight Time) is available at www.virtualshareholdermeeting.com/QEP2020. The Company’s 2019 Annual Report and Proxy Statement are available at the Company’s website at www.qepres.com under the “Investors” tab and then “Financial Information”. Additionally, you may access our proxy materials at www.proxyvote.com.